EXHIBIT 21

MURPHY OIL CORPORATION

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2012

Name of Company	State or Other Jurisdiction of Incorporation	Percentage of Voting Securities Owned by Immediate Parent
Murphy Oil Corporation (REGISTRANT)
A. Caledonia Land Company	Delaware	100.0
B. El Dorado Engineering Inc.	Delaware	100.0
1. El Dorado Contractors Inc.	Delaware	100.0
C. Marine Land Company	Delaware	100.0
D. Murphy Eastern Oil Company	Delaware	100.0
E. Murphy Exploration & Production Company	Delaware	100.0
1. Mentor Holding Corporation	Delaware	100.0
a. Mentor Excess and Surplus Lines Insurance Company	Delaware	100.0
b. MIRC Corporation	Louisiana	100.0
2. Murphy Building Corporation	Delaware	100.0
3. Murphy Exploration & Production Company – International	Delaware	100.0
a. Canam Offshore Limited	Bahamas	100.0
(1) Canam Brunei Oil Ltd.	Bahamas	100.0
(2) Murphy Peninsular Malaysia Oil Co., Ltd.	Bahamas	100.0
(3) Murphy Sabah Oil Co., Ltd.	Bahamas	100.0
(4) Murphy Sarawak Oil Co., Ltd.	Bahamas	100.0
b. El Dorado Exploration, S.A.	Delaware	100.0
c. Murphy Australia Holdings Pty. Ltd.	Western Australia	100.0
(1) Murphy Australia NT/P80 Oil Pty. Ltd.	Western Australia	100.0
(2) Murphy Australia Oil Pty. Ltd.	Western Australia	100.0
(i) Murphy Australia AC/P 36 Oil Pty. Limited	Western Australia	100.0
(3) Murphy Australia WA-408-P Oil Pty. Ltd.	Western Australia	100.0
(4) Murphy Australia WA-423-P Oil Pty. Ltd.	Western Australia	100.0
(5) Murphy Australia WA-476-P Oil Pty. Ltd.	Western Australia	100.0
(6) Murphy Australia WA-481-P Oil Pty. Ltd.	Western Australia	100.0
d. Murphy Baranan Oil Co., Ltd.	Bahamas	100.0
e. Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda. (see company p.(1) below)	Brazil	90.0
f. Murphy Cameroon Elombo Oil Co., Ltd.	Bahamas	100.0
g. Murphy Cameroon Ntem Oil Co., Ltd.	Bahamas	100.0
h. Murphy Central Dohuk Oil Co. Ltd.	Bahamas	100.0
i. Murphy Equatorial Guinea Oil Co., Ltd.	Bahamas	100.0
j. Murphy Exploration (Alaska), Inc.	Delaware	100.0
k. Murphy Global, Inc.	Delaware	100.0
l. Murphy International Marketing & Trading Company	Delaware	100.0
m. Murphy Italy Oil Company (see company F. below)	Delaware	95.0
n. Murphy Kurdistan Oil Co., Ltd.	Bahamas	100.0
o. Murphy Nha Trang Oil Co., Ltd.	Bahamas	100.0
p. Murphy Overseas Ventures Inc.	Delaware	100.0
(1) Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda. (see company e. above)	Brazil	10.0
q. Murphy Phuong Nam Oil Co., Ltd.	Bahamas	100.0
r. Murphy SE Asia Oil Pte. Ltd.	Singapore	100.0
s. Murphy Semai IV Ltd.	Bahamas	100.0
t. Murphy Semai Oil Co., Ltd.	Bahamas	100.0
u. Murphy Somali Oil Company	Delaware	100.0
v. Murphy South Barito, Ltd.	Bahamas	100.0
w. Murphy-Spain Oil Company	Delaware	100.0
x. Murphy Suriname Company Ltd.	Bahamas	100.0
y. Murphy Suriname Oil Company, Ltd.	Bahamas	100.0
z. Murphy West Africa, Ltd.	Bahamas	100.0

Ex. 21-1

EXHIBIT 21 (Contd.)

MURPHY OIL CORPORATION

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2012 (Contd.)

Name of Company	State or Other Jurisdiction of Incorporation		Percentage of Voting Securities Owned by Immediate Parent
Murphy Oil Corporation (REGISTRANT) – Contd.
E. Murphy Exploration & Production Company – Contd.
aa. Murphy Wokam Oil Company, Ltd.	Bahamas		100.0
ab. Murphy Worldwide, Inc.	Delaware		100.0
ac. Ocean Exploration Company	Delaware		100.0
(1) Odeco Italy Oil Company (see company ad. below)	Delaware		5.0
ad. Odeco Italy Oil Company (see company ac.(1) above)	Delaware		95.0
4. Murphy Exploration & Production Company – USA	Delaware		100.0
F. Murphy Italy Oil Company (see company E.3.k. above)	Delaware		5.0
G. Murphy Oil Company Ltd.	Canada		100.0
1. Murphy Atlantic Offshore Finance Company Ltd.	Canada		100.0
2. Murphy Atlantic Offshore Oil Company Ltd.	Canada		100.0
3. Murphy Canada Exploration Company	NSULCo.	*	100.0
4. Murphy Canada, Ltd.	Canada		100.0
5. Murphy Finance Company	NSULCo.	*	100.0
H. Murphy Oil USA, Inc.	Delaware		100.0
1. 591 Beverage, Inc.	Nebraska		100.0
2. 864 Holdings, Inc.	Texas		100.0
a. 864 Beverage, Inc.	Texas		100.0
3. Arkansas Oil Company	Delaware		100.0
4. Hankinson Holding, LLC	Delaware		100.0
a. Hankinson Renewable Energy, LLC	Delaware		100.0
5. Hereford Renewable Energy, LLC	Delaware		100.0
6. Murphy Crude Oil Marketing, Inc.	Delaware		100.0
7. Murphy Gas Gathering Inc.	Delaware		100.0
8. Murphy Latin America Refining & Marketing, Inc.	Delaware		100.0
9. Murphy LOOP, Inc.	Delaware		100.0
10. Murphy Lot Holdings, LLC	Delaware		100.0
11. Murphy Oil Trading Company (Eastern)	Delaware		100.0
12. Spur Oil Corporation	Delaware		100.0
13. Superior Crude Trading Company	Delaware		100.0
I. Murphy Realty Inc.	Delaware		100.0
J. New Murphy Oil (UK) Corporation	Delaware		100.0
1. Murphy Petroleum Limited	England		100.0
a. Alnery No. 166 Ltd.	England		100.0
b. Murphy Amethyst Limited	England		100.0
c. Murphy Mungo Limited	England		100.0
d. Murphy Schiehallion Limited	England		100.0
e. Petrol Express Ltd.	England		100.0
f. Murco Petroleum Limited	England		100.0
(1) European Petroleum Distributors Ltd.	England		100.0

*	Denotes Nova Scotia Unlimited Liability Company.

Ex. 21-2